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                                                                   EXHIBIT 5.1









                                 June 16, 1998


Oil-Dri Corporation of America
410 North Michigan Avenue
Chicago, Illinois 60611

Ladies and Gentlemen:

        A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.10 per share (the "Shares") and shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock") and shares of Class B Stock, par value $.10 per share (the "Class B Stock") (collectively, with the Shares and the Class A Common Stock, the "Stock"), of Oil-Dri Corporation of America (the "Company") which may from time to time be offered by the Company in connection with the Oil-Dri Corporation of America 1995 Long-Term Incentive Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

        We have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Certificate of Incorporation, as amended, its By-Laws, and minutes of directors' and stockholders' meetings, and such other documents (including the Plan) and certificates of public officials, which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.

        We have assumed the legal capacity of all natural persons, the genuine-ness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and to perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof.
As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other repre-sentatives of the Company and others.

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Securities and Exchange Commission
June 16, 1998
Page 2

        Based upon and subject to the foregoing, it is our opinion that the shares of Stock that will be originally issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

        We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to Sonnenschein Nath & Rosenthal under the caption "Item 5: Interests of Named Experts and Counsel" in the Registration Statement.


                                       Very truly yours,

                                       SONNENSCHEIN NATH & ROSENTHAL


                                       By:  /s/ Dennis N. Newman
                                          --------------------------
					    Dennis N. Newman